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                                                               EXHIBIT (a)(1)(B)



                             BELL MICROPRODUCTS INC.

                              LETTER OF TRANSMITTAL

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          The exchange offer and withdrawal rights expire at midnight,
                 Pacific Time, on December 30, 2002, unless the
                               offer is extended.

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                     Instructions to Letter of Transmittal

1. DEFINED TERMS. All terms used in this letter of transmittal but not defined will have the meaning ascribed to them in the exchange offer, dated November 25, 2002, also referred to as the exchange offer. Unless the context requires otherwise, references in this letter of transmittal to "Bell," "we," "us," "our," and "ours" mean Bell Microproducts Inc. and its subsidiaries.

2. EXPIRATION DATE. The exchange offer and any rights to withdraw a tender of options expire at midnight, Pacific Time, on December 30, 2002, unless the exchange offer is extended.

3. TENDERS. If you intend to tender options under the exchange offer, you must sign this letter of transmittal and complete the election form attached as Annex A. You are not required to tender any of your options. If you choose to tender for exchange eligible option shares granted under a particular agreement, you must tender all eligible option shares granted by that particular option agreement, but need not tender eligible option shares granted by different option agreements. Further, if you tender any eligible options you must tender all options granted to you on or after May 26, 2002. The exact number of options that you have now is listed on the enclosed statement.

4. DELIVERY OF LETTER OF TRANSMITTAL. A signed letter of transmittal and properly completed election form must be received by Linda Teague, Director of Human Resources, at Bell Microproducts Inc., 1941 Ringwood Avenue, San Jose, California 95131-1721 Fax No. (408) 451-1617, before midnight, Pacific Time, on December 30, 2002, unless the exchange offer is extended. You do not need to return your stock option agreements for your options to effectively elect to accept this offer.

        Your election will be effective only upon receipt by us. We recommend that you send your election by fax or, if necessary, by mail, and then follow up with a telephone call or e-mail to confirm receipt by the deadline. Delivery by e-mail will not be accepted. If you have questions about delivery, you may contact Dick Jacquet or Linda Teague. You should review the exchange offer, the letter of transmittal, the election form and all of their attachments before making your election. We will only accept a paper copy of your election form; e-mail and voice-mail will NOT be accepted as a valid manner of election.



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5.      WITHDRAWAL OF ELECTION. Tenders of options made under the exchange offer may be withdrawn at any time before midnight, Pacific Time, on December 30, 2002, unless we extend the expiration date in which case withdrawals must be received before midnight, Pacific Time, on such later expiration date. In addition, if Bell does not accept your tendered options after January 20, 2003, you will also have the right to withdraw your tendered options after that date and until your tendered options have been accepted.

         To withdraw tendered options, you must mail or fax a properly completed notice of withdrawal form to Linda Teague, Director of Human Resources, at Bell Microproducts Inc., 1941 Ringwood Avenue, San Jose, California 95131-1721 Fax No. (408) 467-2720. Withdrawals may not be rescinded and any options withdrawn will not be considered to be properly tendered, unless the withdrawn options are properly re-tendered before the expiration date by following the procedures described in numbers 3 and 4 above.

6. SIGNATURES. Please sign and date the letter of transmittal and provide your social security number or tax indentification number.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the exchange offer or this letter of transmittal may be directed to Dick Jacquet, Vice President of Human Resources, at (408) 467-2760 or Linda Teague, Director of Human Resources, at (408) 451-1617. Copies will be furnished promptly at Bell's expense.

8. IRREGULARITIES. We will determine, in our discretion, all questions as to the number of shares subject to options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive the conditions of the offer or any defect or irregularity in any tender with respect to any particular options or any particular option holder before the expiration of the offer. No options will be accepted for exchange until the option holder exchanging the options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any options, and no one will be liable for failing to give notice of any defects or irregularities.

9. CONDITIONAL OR CONTINGENT OFFERS. Bell will not accept any alternative, conditional or contingent tenders.

10. IMPORTANT TAX INFORMATION. If you are a U.S. officer or employee, you should refer to Section 13 of the exchange offer, which contains important tax information. If you are a non-U.S. officer or employee, you should refer to
Section 14 of the exchange offer, which contains important tax information. We urge all officers and employees to consult with tax advisors if you have questions about your financial or tax situation. In addition, if you would like to make a Section 83(b) election, you, you must indicate this intention in paragraph (12) of this letter of transmittal.




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                              LETTER OF TRANSMITTAL

To:      Bell Microproducts Inc.
         1941 Ringwood Avenue
         San Jose, California 95131-1721
         Facsimile:  (408) 451-2720
         Attn:  Dick Jacquet
         Attn:  Linda Teague

         I have received the exchange offer, this letter of transmittal and the election to tender eligible options attached as Annex A.

         I acknowledge that:

         (1) Upon the terms and subject to the conditions described in the exchange offer and this letter of transmittal, I, the undersigned, tender to Bell those covered options, which are outstanding stock options with an exercise price of $11.75 or more per share and all options granted to me on or after May 26, 2002, specified on Annex A for a new grant consisting of restricted stock units.

         (2) Upon the terms and subject to the conditions described in the offer, the new grant will consist of one (1) restricted stock unit for every three (3) shares issuable under the covered options tendered and accepted for cancellation, and that vesting for my restricted stock units will start upon the date that Bell accepts my covered options for exchange.

         (3) All restricted stock units will be granted under Bell's 1998 plan, and will be subject to the terms of that plan as well as a restricted stock unit agreement between Bell and me.

         (4) I am not required to tender any eligible options in the offer. If I do tender eligible option shares granted by a particular option agreement, I understand that I must tender all option shares granted by that particular option agreement, but need not tender eligible option shares granted by different option agreements. Further, I understand that if I tender any eligible options, I must tender all options granted to me on or after May 26, 2002. I also understand that, under the offer, I may not tender any shares of common stock that I own, including any common stock I own as a result of exercising options granted to me or purchases through Bell's Employee Stock Purchase Plan.

         (5) I understand that all covered options tendered before midnight, Pacific Time, on December 30, 2002 and not properly withdrawn will be exchanged for restricted stock units, upon the terms and subject to the conditions described in the exchange offer.



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         (6)      Subject to, and effective upon, Bell's acceptance for exchange of the covered options tendered in Annex A, upon the terms and subject to the conditions described in the exchange offer (including the terms and conditions of extension or amendment of the exchange offer), I hereby sell, assign and transfer to, or upon the order of, Bell all right, title and interest in and to all of the covered options that I am tendering, and I agree that I shall have no further right or entitlement to purchase any shares of Bell's common stock under the tendered options that are accepted by Bell for cancellation or to have any other rights or entitlements under those cancelled covered options. I acknowledge that Bell has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer. I agree that this letter of transmittal is an amendment to the option agreement or agreements of the options I am tendering.

         (7) I represent and warrant that I have full power and authority to tender covered options tendered on Annex A and that, when and to the extent such options are accepted for exchange by Bell, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of such options, other than under the applicable option agreement, and such options will not be subject to any adverse claims. Upon request, I will sign and deliver any additional documents Bell finds necessary or desires me to complete for the exchange of the options I am tendering.

         (8) All authority conferred in this document or agreed to be conferred will not be affected by, and will survive, my death or incapacity, and all of my obligations under this document will be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the offer, my tender is irrevocable.

         (9) By signing this letter of transmittal, I understand that tenders of covered options by the procedure described in
                  Section 3 of the exchange offer and in the instructions to this letter will constitute my acceptance of the terms and conditions of the exchange offer. Bell's acceptance for exchange of covered options tendered under the offer will constitute a binding agreement between Bell and me upon the terms and subject to the conditions described in the offer.

         (10) I will not be entitled to restricted stock units until I execute and return to Bell the restricted stock unit agreement, which will be forwarded to me promptly after the acceptance and cancellation of my tendered options. I acknowledge that no actual shares of unrestricted common stock will be issued to me until my restricted stock units vest and that I will have dividend, voting and other stockholder rights with respect to my restricted stock units only as they vest.

         (11) I acknowledge that in order to receive the executed restricted stock unit agreement, I must (1) continue to be an employee of Bell or one of its subsidiaries through the date the my restricted stock unit agreement is delivered and (2) not receive or submit a notice of termination prior to the date my executed restricted



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                  stock unit agreement is delivered to me. I further acknowledge that I must remain an employee of Bell or one of its subsidiaries through the required vesting periods to be entitled to receive shares of common stock in exchange for my restricted stock units.

         (12) I understand that, for the thirty-day period following each annual vesting date, my unrestricted shares will remain in my E-Trade Options Link Account and that I will not be able to transfer any of those unrestricted shares from this account until I have paid or authorized payroll deductions to pay all required withholding tax obligations. I acknowledge that I have the following alternative ways to satisfy this tax obligation:

                           a) I may elect to pay my income and payroll tax obligation by authorizing the Company to make four
                           (4) equal payroll deductions if I am paid every two weeks or two (2) equal payroll deductions if I am paid monthly commencing in the first pay period following each annual vesting date.

                           b) Within the first thirty (30) days following each annual vesting date, I may pay to the Company directly the total amount of my income and payroll tax obligation by delivering to the Company a personal check. I acknowledge that if I choose this alternative, I must also authorize Bell to withhold from my first paycheck (and subsequent paychecks if necessary) following the expiration of the 30-day period an amount sufficient to satisfy any unsatisfied portion of my minimum income and payroll tax obligation.

                           c) Within the first thirty (30) days following each annual vesting date, I understand that my unrestricted shares will be available in my E-Trade Options Link Account, and that I may sell all or a portion of those unrestricted shares to pay my minimum income and payroll tax obligation. I acknowledge that if I choose this alternative, I must also authorize Bell to withhold from my first paycheck (and subsequent paychecks if necessary) following the expiration of the 30-day period an amount sufficient to satisfy any unsatisfied portion of my minimum income and payroll tax obligation.

                  I further understand that no later than sixty (60) days before each annual vesting date, it is my responsibility to notify the Company, in writing, which alternative I elect. I further understand that if I do not elect, in writing, one of the alternatives listed above, that the Company will deduct the entire amount of my minimum income and payroll tax obligation from my first paycheck following vesting, and that if the first paycheck is not sufficient to cover the withholding tax obligation, that further deductions will be made from subsequent paychecks until the withholding tax obligation is satisfied. I further understand that if my employment with the Company or its subsidiaries is terminated for any reason before my withholding tax obligation is satisfied that the Company will deduct the entire amount of my withholding tax obligation from my final paycheck.

                  [ ] By checking this box, I hereby notify you that I intend to make a Section 83(b) election, and will make a one-time payment to cover withholding taxes as a result of such election. I understand that I must make this payment before Bell will enter into a restricted stock unit agreement with me, and in no event, not more than thirty (30) business days from the expiration date of the exchange offer.

         (13) The name and social security number or tax identification number of the registered holder of the options tendered appear below exactly as they appear on the option agreement or agreements representing such covered options.



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         (14)     The exchange offer does not change the "at-will" nature of my employment with Bell, and my employment may be terminated by Bell or by me at any time, including the time before I receive my restricted stock unit agreement or shares of common stock in exchange for restricted stock units, for any reason, with or without cause.

         (15) The expiration date may change if Bell, in its discretion, has extended the period of time during which the offer will remain open. If this occurs, the expiration date refers to the latest time and date at which the offer, as so extended, expires.

         (16) I recognize that, under certain circumstances described in the exchange offer, Bell may terminate or amend the offer and postpone its acceptance and cancellation of any covered options tendered for exchange.

         (17) The offer is not being made to (nor will tenders of options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

         (18) I have read, understand and agree to all of the terms and conditions of the offer, AND HAVE ATTACHED A COMPLETED COPY OF ANNEX A.


                               Please sign below.



                                              Date:
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Signature of Eligible Holder




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Print Name of Eligible Holder



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 Social Security Number
         or
Tax Identification Number








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                                     ANNEX A
                       ELECTION TO TENDER COVERED OPTIONS

         To tender your covered options, please fill out the table below with the information listed on the enclosed statement. Please remember, that if you choose to tender covered options under a particular option agreement, you must tender all covered options granted by that particular option agreement. Further, if you tender any eligible options, you must also tender all options granted to you on or after May 26, 2002. If you have any questions regarding the grants listed on the enclosed statement, please contact Dick Jacquet, Vice President of Human Resources at (408) 467-2670 or Linda Teague, Director of Human Resources, at (408) 451-1617.

                        ---------------------------------

To Bell Microproducts Inc.

         I hereby tender the option grants listed below:

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            Date of Covered                        Exercise Price of                 Total Number of Outstanding
             Option Grant                      Options Subject to Grant              Options Subject to Grant(1)
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
1.
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2.
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3.
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4.
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5.
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6.
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7.
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8.
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9.
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10.
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11.
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12.
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13.
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14.
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15.
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

(1) Represents the total number of shares for which the option grant remains outstanding (i.e., the total number of shares for which the option has not been exercised).